Exhibit (i)

                                                     February 28, 2000


Global/International Fund, Inc.
345 Park Avenue
New York, New York 10154

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Global/International Fund, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on May 15, 1986. The Company is authorized to issue 800,000,000 shares of capital stock, $0.01 par value per share (each a "Share" and collectively, the "Shares"). The Shares have been classified into the following five series: the Emerging Markets Income Fund, consisting of 100,000,000 Shares; the Global Bond Fund, consisting of 300,000,000 Shares; the International Bond Fund, consisting of 200,000,000 Shares; the Global Fund, consisting of 100,000,000 Shares; and the Global Discovery Fund, consisting of 100,000,000 Shares.

         The Global Discovery Fund is further classified into four classes of Shares as follows: 30,000,000 Scudder Shares, 40,000,000 Class A Shares, 20,000,000 Class B Shares and 10,000,000 Class C Shares.

         We understand that you are about to file with the Securities and Exchange Commission, on Form N-1A, Post Effective Amendment No. 43 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 46 to the Company's Registration Statement under the Investment Company Act of 1940, as amended (the "Investment Company Act") (collectively, the "Registration Statement"), in connection with the continuous offering on and after March 1, 2000 of Shares of the Emerging Markets Income Fund, the Global Bond Fund and the International Bond Fund, as well as Scudder Shares, Class A Shares, Class B Shares and Class C Shares of the Global Discovery Fund. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

         In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i)    the Registration Statement;

         (ii)   the Charter and Bylaws of the Company;

         (iii) a certificate of the Company regarding certain matters in connection with this opinion (the "Certificate");

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Global/International Fund, Inc.
February 28, 2000
Page 2

         (iv) a certificate of the Maryland State Department of Assessments and Taxation dated February 23, 2000 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the "Good Standing Certificate"); and

         (v) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

         As to any facts or questions of fact material to the opinions expressed herein, we have relied exclusively upon the aforesaid documents and certificates, and representations and declarations of the officers or other representatives of the Company. We have made no independent investigation whatsoever as to such factual matters.

         In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

         (a) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all documents and public records reviewed are accurate and complete;

         (b) all representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers or (ii) made by officers or representatives of the Company, including certifications made in the Certificate, are accurate, true, correct and complete in all material respects;

         (c) at no time prior to and including the date when all of the Shares of the Emerging Markets Income Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 800,000,000; or (iii) the total number of the issued Shares of the Emerging Markets Income Fund exceed 100,000,000;

         (d) at no time prior to and including the date when all of the Shares of the Global Bond Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 800,000,000; or (iii) the total number of the issued Shares of the Global Bond Fund exceed 300,000,000;

         (e) at no time prior to and including the date when all of the Shares of the International Bond Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 800,000,000; or (iii) the total number of the issued Shares of the International Bond Fund exceed 200,000,000; and

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Global/International Fund, Inc.
February 28, 2000
Page 3

         (f) at no time prior to and including the date when all of the Shares of the Scudder Shares class, the Class A Shares class, the Class B Shares class and/or the Class C Shares class of the Global Discovery Fund are issued will (i) the Company's Charter, Bylaws or the existing corporate authorization to issue such Shares be amended, repealed or revoked; (ii) the total number of the issued Shares exceed 800,000,000; (iii) the total number of the issued Shares of the Global Discovery Fund exceed 100,000,000; (iv) the total number of issued Shares of the Scudder Shares class of the Global Discovery Fund exceed 30,000,000; (v) the total number of issued Shares of the Class A Shares class of the Global Discovery Fund exceed 40,000,000; (vi) the total number of issued Shares of the Class B Shares class of the Global Discovery Fund exceed 20,000,000; or (vii) the total number of issued Shares of the Class C Shares class of the Global Discovery Fund exceed 10,000,000.

         Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

         1. The Company is a corporation duly organized, validly existing and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Maryland.

         2. The issuance and sale of the Shares of the Emerging Markets Income Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         3. The issuance and sale of the Shares of the Global Bond Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         4. The issuance and sale of the Shares of the International Bond Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         5. The issuance and sale of the Shares of each of the Scudder Shares class, the Class A Shares class, the Class B Shares class and the Class C Shares class of the Global Discovery Fund pursuant to the Registration Statement has been duly and validly authorized by all necessary corporate action on the part of the Company.

         6. The Shares of the Emerging Markets Income Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         7. The Shares of the Global Bond Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

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Global/International Fund, Inc.
February 28, 2000
Page 4

         8. The Shares of the International Bond Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

         9. The Shares of each of the Scudder Shares class, the Class A Shares class, the Class B Shares class and the Class C Shares class of the Global Discovery Fund, when issued and sold by the Company for cash consideration pursuant to and in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non-assessable.
         In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

         We express no opinion as to compliance with the Securities Act, the Investment Company Act or the securities laws of any state with respect to the issuance of Shares of the Company. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Sincerely yours,



                                              /s/ Ober, Kaler, Grimes & Shriver,
                                              a Professional Corporation